Exhibit 13.1

Certification of Periodic Financial Report
Pursuant to 18 USC. Section 1350

The certification set forth below is being submitted in connection with the annual report of ABN AMRO Holding N.V. on Form 20-F for the year ended 31 December 2007, filed with the Securities and Exchange Commission on the date hereof (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Mark Fisher, the Chairman of the Managing Board and John Hourican, the Chief Financial Officer of ABN AMRO Holding N.V., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ABN AMRO Holding N.V.

Date: 25 March 2008

By:	/s/ Mark Fisher
	Name:	Mark Fisher
	Title:	Chairman of the Managing Board

By:	/s/ John Hourican
	Name:	John Hourican
	Title:	Chief Financial Officer